UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2011

CHINDEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100 BETHESDA, MARYLAND
20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 215−7777

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[  ]      Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act
(17 CFR 240.14d−2(b))

[  ]      Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act
(17 CFR 240.13e−4(c))

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Chindex International, Inc. (the “Company”) on June 15, 2011.  The sole purpose of this amendment is to disclose the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding executive compensation.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(d)  At the Company’s Annual Meeting of Stockholders held on June 10, 2011, the stockholders of the Company voted, on an advisory non-binding basis, to recommend the holding of future stockholder votes on executive compensation every three years.  In accordance with the recommendation by the Company’s stockholders, the Company’s Board of Directors (the “Board”) has determined that the Company will conduct future stockholder advisory votes regarding executive compensation every three years until the next required vote of the Company’s stockholders on the frequency of stockholder advisory votes on executive compensation, unless the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 1, 2011
CHINDEX INTERNATIONAL, INC.

By:	/s/ Robert C. Low
	Name:	Robert C. Low
	Title:	Vice President of Finance, Chief Accounting Officer and Corporate Controller